United States

Securities and Exchange Commission

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2008

SHUFFLE MASTER, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-20820	41-1448495
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1106 Palms Airport Drive Las Vegas, Nevada	89119-3720
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 897-7150

Minnesota	0-20820	41-1448495
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1106 Palms Airport Drive Las Vegas, Nevada	89119-3720
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 897-7150

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement

On July 14, 2008, Shuffle Master, Inc. (NASDAQ National Market: SHFL) issued a press release announcing, among other things, its entry into a second amendment (the “Amendment”) to the existing revolving credit facility, among Shuffle Master, Inc., Deutsche Bank Trust Company Americas, Deutsche Bank Securities Inc. and Wells Fargo Bank, N.A.  The full text of the press release is furnished as Exhibit 99.1 to this report.  Among other items, the Amendment provides for a new term loan facility of $60,000,000 and no more than $80,000,000 and reduces the existing incremental availability by an equal amount.  The amendment to the revolving credit facility has been executed and delivered by (i) Shuffle Master; (ii) a sufficient number of lenders under the revolving credit facility for the amendment to effective as required by such facility; and (iii) lenders under the new term loan facility with aggregate commitments of $60,000,000.  The amendment will become effective upon the satisfaction of certain conditions, including: (i) the payment of a fee of 0.50% of each consenting revolving lender’s commitment; (ii) receipt by us of not less than $135,000,000 from (x) the common stock offering pursuant to the Registration Statement on Form S-1 filed by Shuffle Master, Inc. on June 27th, 2008, as amended on July 14, 2008; and (y) the term loans; (iii) pro forma domestic liquidity of more than $10,000,000; and (iv) customary closing conditions for transactions of this nature.  From the effective date of the Amendment, Shuffle Master will be required to maintain a Total Leverage Ratio, as defined in the amendment, not exceeding 4.25 to 1 through April 30, 2009, 4.00 to 1 thereafter through April 30, 2010, 3.75 to 1 thereafter through April 30, 2011, and 3.5 to 1 thereafter.

The term loan facility will mature on November 30, 2011 and bear interest at 2.75% over Base Rate and 3.75% over LIBOR, as elected by us.  The term loan facility will have scheduled amortization payments of 0.25% of the principal every quarter starting with the quarter ending on January 31, 2009.  The mandatory prepayment provisions will also require us to prepay the term loans with (i) up to 75% of our domestic excess cash flow or 50% of our worldwide excess cash flow, whichever is less (with step-downs based on total leverage); (ii) 100% of the proceeds of certain issuances of debt; and (iii) the proceeds of asset sales or recovery events in excess of $1,500,000, to the extent not reinvested.  Lenders under the term loan facility will share in the collateral and guarantees supporting the revolving credit facility and will receive the benefit of the covenants, representations and warranties already contained in the credit agreement.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment which was attached as Exhibit 10.28 to Amendment No. 1 to the Registration Statement on Form S-1 of Shuffle Master, Inc., Registration No. 333-152000, filed on July 14, 2008 and incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits

(d)   Exhibits. The following are furnished as exhibits to this Form 8-K pursuant to Item 601 of Regulation S-K:

10.1

Amendment No. 2 to Credit Agreement, dated July 14, 2008, among Shuffle Master, Inc., Deutsche Bank Trust Company Americas, as Deutsche Bank Securities Inc. and Wells Fargo Bank, N.A., incorporated by reference to Exhibit 10.28 to Amendment No. 1 to the Registration Statement on Form S-1 of Shuffle Master, Inc., Registration No. 333-152000, filed on July 14, 2008.

99.1

Press release dated July 14, 2008, regarding the Company’s announcement of its $60 Million Term Loan Commitment with an Amendment to its Existing Credit Agreement Along with an Equity Offering and its Launch of a Tender Offer for Convertible Notes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SHUFFLE MASTER, INC.
(Registrant)

Date:	July 14, 2008

/s/ Mark L. Yoseloff
Mark L. Yoseloff
Chairman of the Board and Chief Executive Officer

SHUFFLE MASTER, INC.

Exhibit Index to Current Report on From 8-K

Exhibit Number
10.1

Amendment No. 2 to Credit Agreement, dated July 14, 2008, among Shuffle Master, Inc., Deutsche Bank Trust Company Americas, as Deutsche Bank Securities Inc. and Wells Fargo Bank, N.A., incorporated by reference to Exhibit 10.28 to Amendment No. 1 to the Registration Statement on Form S-1 of Shuffle Master, Inc., Registration No. 333-152000, filed on July 14, 2008.

99.1

Press release dated July 14, 2008, regarding the Company’s announcement of its $60 Million Term Loan Commitment with an Amendment to its Existing Credit Agreement Along with an Equity Offering and its Launch of a Tender Offer for Convertible Notes.